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                                                                     EXHIBIT 2.2

                          CHESAPEAKE ENERGY CORPORATION
                                 6100 N. Western
                          Oklahoma City, Oklahoma 73118


                                 April 19, 2002

Leo Woodard
211 N. Robinson, Suite 1000N
Oklahoma City, Oklahoma 73102

John Penton
211 N. Robinson, Suite 1000N
Oklahoma City, Oklahoma 73102

     Re:  Goodwill Protection Agreement

Dear Leo and John:

     The purposes of this letter is to set forth our agreement relating to each of your Goodwill Protection Agreements to be entered into in connection with the closing of that certain Agreement and Plan of Merger among Canaan Energy Corporation, CHK Acquisition, Inc. and Chesapeake Energy Corporation dated April 19, 2002 ("Merger Agreement"). Capitalized terms used herein have the same meaning as set forth in the Merger Agreement.

     Schedule 5.9.1 to the Canaan Disclosure Schedule sets forth the summary of severance related arrangements. This letter will document our agreement that if for any reason the total of all actual severance payments made as set forth in such schedule exceeds $5,556,878.00, the last installments of the payments payable to you under the Goodwill Protection Agreements will be reduced by 50% of such excess for each of you.

     If the foregoing accurately reflects our agreement, please so indicate by signing in the spaces provided below.

                                         Very truly yours,

                                         CHESAPEAKE ENERGY CORPORATION

                                         By:  /s/ Aubrey K. McClendon
                                            ------------------------------------
                                            Aubrey K. McClendon, Chief Executive
                                            Officer

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Leo Woodard, et al.
April 18, 2002
Page 2 of 2


     Accepted and agreed to this 19th day of April 2002.


                                        /s/ Leo Woodard
                                        ---------------------------------------
                                        Leo Woodard


                                        /s/ John Penton
                                        ---------------------------------------
                                        John Penton

Acknowledged by:


CANAAN ENERGY CORPORATION



By: Leo E. Woodard
   ----------------------------------------
Leo E. Woodard, Chairman and Chief Executive Officer